UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 9, 2014

MIDWEST ENERGY EMISSIONS CORP.
(Exact name of registrant as specified in its charter)

Commission file number 000-33067

Delaware	87-0398271
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 West Wilson Bridge Road, Suite 140 Worthington, Ohio	43085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 505-6115

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 9, 2014, the Board of Directors of Midwest Energy Emissions Corp. (the “Company”) adopted Amended and Restated By-Laws (“Bylaws”), effective immediately, replacing the Company’s bylaws (the “Old Bylaws”), which were carried over from a merged company and not fully compliant with Delaware General Corporation Law. The description of the Bylaws below, which is not intended to be complete, is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.2.

The Bylaws contain customary provisions on stockholders, directors, officers, meetings, indemnification rights, etc. and include advanced notice provisions related to shareholder meetings and shareholder nominations of candidates for election to the Board of Directors. The Old Bylaws did not contain any advance notice or disclosure requirements to proposals (or nominations) made by a shareholder in connection with annual meetings of shareholders. As a result, under the Old Bylaws if a shareholder was not seeking to include such a proposal in the Company’s proxy materials pursuant to Rule 14a-8, the shareholder would not have been required to provide to the Company and other shareholders any advance notice of its intended proposal or director nomination or any information regarding its holdings of the Company’s stock or its interests in the proposal or director nominee. The Bylaws address these matters by including certain advance notice provisions that would require shareholders seeking to bring proposals or director nominations to give the Company advance notice of their intent to do so (and certain information about the matter) at least 45 days, but no more than 120 days, before the first anniversary of the immediately preceding year’s Annual Meeting of Shareholders. These provisions provides reasonable advance notice of a shareholder’s intention to submit a proposal. Such notice gives the Company a brief time to consider the proposal and to determine whether to include appropriate information regarding the matter in the Company’s Proxy Statement. The Bylaws expressly apply to proposals that are not made pursuant to Rule 14a-8. Nothing in Bylaws is intended to affect the rights of shareholders to request inclusion of proposals in the Company’s Proxy Statement pursuant to and in accordance with the requirements of Rule 14a-8.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.2*	Amended and Restated Bylaws

* Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midwest Energy Emissions Corp.

Date: October 15, 2014	By:	/s/ Richard H. Gross
Richard H. Gross
Chief Financial Officer